UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

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F & M Bank Corp.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111 Timberville, Virginia (Address of principal executive offices)	22853 (Zip Code)

Registrant’s telephone number, including area code:  (540) 896-8941

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                      Material Modification to Rights of Security Holders.

On December 1, 2014, F&M Bank Corp. (the “Company”) filed Articles of Amendment with the Commonwealth of Virginia State Corporation Commission for the purposes of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the 5.10% Noncumulative Mandatorily Convertible Preferred Stock, Series A (the “Series A Preferred Stock”).  The shares of Series A Preferred Stock are being sold by the Company in a public offering pursuant to a sales agency agreement, dated August 22, 2014, by and among the Company, FIG Partners, L.L.C. and Compass Point Research & Trading, LLC.

The Articles of Amendment relating to the Series A Preferred Stock contain certain limitations on the payment of dividends on and repurchases of the Company’s common stock.  In the event the Company fails to declare and pay full cash dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock for a particular dividend period, the Company may not declare or pay dividends on, or redeem or purchase, shares of securities junior to the Series A Preferred Stock, including common stock, during the next succeeding dividend period.

A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is incorporated herein by reference.

The Series A Preferred Stock has a 5.10% noncumulative dividend and a liquidation preference on $25.00 per share.  The Series A Preferred Stock is convertible at the option of the holder at any time into 1.111 shares of the Company’s common stock, subject to certain adjustments.  The Series A Preferred Stock  is also convertible at the Company’s option, in whole or in part, into shares of its common stock at the conversion price, if the closing price of the Company’s common stock equals or exceeds the conversion price for at least 20 trading days within any period of 30 consecutive trading days.  The Series A Preferred Stock is redeemable by the Company, in whole or in part, at any time on and after the third anniversary of the issue date for the liquidation amount of $25.00 per share of Series A Preferred Stock, plus any declared and unpaid dividends.  The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the copy of the Articles of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.                      Other Events.

On December 4, 2014, the Company issued a press release announcing the initial closing of the public offering of its Series A Preferred Stock, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

3.1	Articles of Amendment to the Articles of Incorporation of F&M Bank Corp. designating the Series A Preferred Stock.

99.1	Press Release dated December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp

December 4, 2014	By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of F&M Bank Corp. designating the Series A Preferred Stock.

99.1	Press Release dated December 4, 2014